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                                                                   EXHIBIT 10.10

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT is entered into as of March 12, 1996 by KENNEDY-WILSON, INC., a Delaware corporation ("Borrower"), and EAST-WEST BANK, a California banking corporation ("Lender").


                                   ARTICLE I
                                  DEFINITIONS


         "Acquisition Facility" has the meaning set forth in Section 2.1.

         "Approved Commercial Property" means either an Initial Deed of Trust Property or an office, retail or industrial property which has been approved by Lender pursuant to the applicable terms of Article III.

         "Approved Property" means either an Approved Commercial Property or an Approved Residential Property.

         "Approved Residential Property" means either an Initial Stock Pledge Property or apartments or developments of single-family residences or planned units which have been approved by Lender pursuant to the applicable terms of
Article III.

         "Authorized Representative" means a person designated by the applicable entity and approved by Lender for the purpose of certifying and taking all other actions necessary or which Lender may deem desirable under this Agreement or the other Loan Documents.

         "Borrowing Base" means the aggregate of the following: (1) with respect to each Approved Property owned by Borrower on which Lender has a lien pursuant to the Deed of Trust, the positive difference between (a) 85% of the value of each Approved Property as determined by Lender's most recent appraisal made in accordance with Section 5.13 and (b) the aggregate amount of monetary liens encumbering such Approved Property (but not including any lien in favor of Lender) ; and (2) with respect to each Approved Property owned by a Pledged Corporation, 50% of the shareholders' equity of such Pledged Corporation outstanding from time to time as calculated in accordance with generally accepted accounting principles, but in no event may the aggregate amount of Loans made on the basis of the stock of the Pledged Corporations exceed the lesser of (A) 50% of the aggregate amount of all Loans outstanding at any time and (B) $1,800,000. Notwithstanding the foregoing, the amount which may be included in the Borrowing Base with respect to an Approved Property which was acquired with the proceeds of a Loan but which became an Approved Property subsequent to such

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acquisition, shall be limited to (1) if Lender has a lien on such Approved
Property pursuant to the Deed of Trust, the positive difference between (a) 85% of the value of the Approved Property as determined by Lender's most recent appraisal made in accordance with Section 5.13 and (b) the sum of (A) the aggregate amount of monetary liens encumbering such Approved Property (but not including any lien in favor of Lender) and (B) the amount of the Loan outstanding which was made to acquire such Approved Property; and (2) if such Approved Property is owned by a Pledged Corporation, 50% of the shareholders' equity of such Pledged Corporation outstanding from time to time as calculated in accordance with generally accepted accounting principles, less the amount of the Loan outstanding which was made to acquire such Approved Property.

         "Commitment Termination Date" means June 1, 1997, as such date may be extended in accordance with Section 2.8 below.

         "Deed of Trust" means individually or collectively, as applicable, (a) the Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing executed by Borrower, as trustor, for the benefit of Lender, as beneficiary, entered into concurrently with the execution and delivery of this Agreement; and (b) any other deed of trust executed pursuant to the terms of this Agreement from time to time of which Lender is the beneficiary.

         "Environmental Indemnity" means the Environmental Indemnity executed by Borrower and the Guarantors for the benefit of Lender pursuant to this Agreement.

         "Event of Default" has the meaning set forth in Article VI of this Agreement.

         "Guaranty" means the Guaranty executed by the Guarantors guaranteeing the repayment of the Loans.

         "Guarantors" means K-W International and K-W Properties.

         "Hazardous Materials" means (i) any chemical, compound, material, mixture or substance that is now or may later be defined or listed in, or otherwise classified pursuant to, any Hazardous Materials Law as a "hazardous substance", "hazardous material", "hazardous waste", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "infectious waste", "biohazardous waste", "toxic substance", "pollutant", "toxic pollutant", "contaminant" as well as any formulation not mentioned herein intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity "EP toxicity," or "TCLP toxicity"; (ii) petroleum, natural gas, natural gas liquids, liquified natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and ash

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produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; (iii) "hazardous substance" as defined in Section 25281(f) of the California Health and Safety Code; (iv) "waste" as defined in
Section 13050(d) of the California Water Code (v) asbestos in any form; (vi) urea formaldehyde foam insulation; (vii) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs) in excess of fifty (50) parts per million; (viii) radon; and (ix) any other chemical, material, or substance that, because of its quantity, concentration, or physical or chemical characteristics, exposure to which is limited or regulated for health and safety reasons by any governmental authority, or which poses a significant present or potential hazard to human health and safety or to the environment if released into the workplace or the environment.

         "Hazardous Materials Laws" means all present and future federal, state and local laws, ordinances, regulations, permits, guidance documents, policies, decrees, orders and any other requirements, whether statutory, regulatory or contractual, of governmental authorities relating to health, safety, the environment or the use, handling, disposal or transportation of any Hazardous Materials (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation Recovery Act, the Clean Water Act, the Clean Air Act, and the applicable provisions of the California Health and Safety Code and the California Water Code, as each such statute may from time to time be amended, and the rules, regulations, and guidance documents promulgated pursuant to any such statute).

         "Initial Deed of Trust Properties" means the properties set forth under such heading on Exhibit "A" to this Agreement.

         "Initial Properties" means the Initial Deed of Trust Properties and the Initial Stock Pledge Properties.

         "Initial Stock Pledge Properties" means the properties set forth under such heading on Exhibit "A" to this Agreement.

         "K-W International" means Kennedy-Wilson International, a California corporation, a wholly-owned subsidiary of Borrower.

         "K-W Properties" means K-W Properties, a California corporation, a wholly-owned subsidiary of Borrower.

         "Loan Documents" means this Agreement, the Note, the Deed of Trust, the Environmental Indemnity, the Stock Pledge Agreement, the Guaranty and all documents, agreements and instruments executed or otherwise delivered for the purpose of evidencing or securing the

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Loans, whether delivered concurrently with the delivery of this Agreement or later.

         "Loan" or "Loans" means, respectively, a single advance or the aggregate amount of advances of credit made by Lender to Borrower under this Agreement.

         "Loan Request" means a request for a disbursement of the Loan in the form of Exhibit "B" to this Agreement.

         "Note" means the Promissory Note in the principal amount of $6,000,000 made by Borrower, as maker, and payable to the order of Lender, as payee, which evidences the Loans.

         "Payment Date" has the meaning set forth in Section 2.2.

         "Permits" means all permits, licenses, operating authorizations, certificates, variances, waivers, approvals or other authorizations of any kind issued or granted by any governmental authority which are required in connection with (a) the lawful and proper operation and maintenance of the Approved Properties; and (b) any existing use of the Approved Properties.

         "Permitted Encumbrances" has the meaning set forth in Section 4.8.

         "Pledged Corporation" means an affiliate or a subsidiary of Borrower which owns an Approved Property and whose shares have been pledged to Lender pursuant to the Stock Pledge Agreement.

         "Potential Event of Default" means an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

         "Prime Rate" means the variable rate of interest established by Bank of America from time to time as its "prime rate" or "reference rate." Each change in the Prime Rate shall be effective as of the opening of business on the date announced as the effective date of any change in the Prime Rate. If Bank of America shall discontinue stating or publishing its "prime" or "reference" rate, Lender shall select a comparable rate in its place.

         "Property Laws" means (a) all zoning, building, environmental and other laws, ordinances, rules, regulations, and restrictions of any governmental authority, including, without limitation, the Americans with Disabilities Act to the extent applicable, the Subdivision Map Act and those relating to the presence of asbestos and/or hazardous wastes, (b) any building permits or any conditions, easements, rights-of -way, covenants, restrictions of record or any recorded or unrecorded agreement affecting or concerning the Approved Properties, including, without limitation, planned development permits, condominium declarations and any owner

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participation, development or regulatory agreements with any governmental authority and (c) requirements of insurance companies or similar organizations, affecting the operation and use of the Approved Properties or consummation of the transactions contemplated by the Loan Documents.

         "Release Collateral" has the meaning set forth in Section 2.7.

         "Release Date" has the meaning set forth in Section 2.7.

         "Sale" or "Sold" means, with respect to the whole or any part of an applicable property or any interest of Borrower or a Pledged Corporation in the same, (a) any direct or indirect sale, conveyance, assignment, transfer, exchange or other disposition of such property or interest; (b) any contract sale or installment sale of such property or interest; or (c) any long-term ground lease of such property or interest.

         "Stock Pledge Agreement" means individually or collectively, as applicable, (a) the Stock Pledge Agreement executed by K-W Properties concurrently with the execution and delivery of this Agreement pledging the stock of certain subsidiaries of K-W Properties; and (b) any other stock pledge agreement executed pursuant to the terms of this Agreement from time to time of which Lender is the secured party.

         "Tangible Net Worth" means total shareholder equity (as defined by generally accepted accounting principles), less (a) all intangible assets, including, without limitation, goodwill, and (b) all notes or accounts receivable from any affiliate of Borrower or any officer of Borrower or any of Borrower's affiliates.

         "Title Policies" means the title insurance policy required to be delivered pursuant to Section 3. 5 (c) (i) and any subsequent title insurance policy delivered to Lender in connection with Lender's lien under the Deed of Trust on an Approved Property.

         "Working Capital Facility" has the meaning set forth in Section 2.1.


                                   ARTICLE II
                                     LOANS


         2.1 The Loans. Lender agrees, on the terms and conditions set forth in this Agreement, to make Loans available to Borrower from the date of this Agreement to the Commitment Termination Date and to maintain any such Loans outstanding on the Commitment Termination Date until they are required to be repaid pursuant to Section 2.3 below. The aggregate amount of Loans outstanding at any time shall not exceed the lesser of (a) the amount of

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$6,000,000 and (b) the Borrowing Base.  An amount of the Loans not greater than
$1,000,000 may be used only for the working capital needs of K- W International (the "Working Capital Facility"). An amount of the Loans not greater than $5,000,000 may be used only for the acquisition of interests in real property by Borrower or an affiliate of Borrower (the "Acquisition Facility"). Borrower and Lender intend the Loans to be revolving and as such, until the Commitment Termination Date and otherwise within the limits set forth in this Agreement, Borrower may borrow, repay and reborrow the Loans. After the Commitment Termination Date, Borrower will not have the right to borrow, and Lender will not make, any new Loans, but will maintain any Loans outstanding on the Commitment Termination Date until such Loans are required to be repaid pursuant to Section 2.3 below.

         2.2     Interest and Fees.

                 (a) The aggregate amount of Loans outstanding from time to time shall bear interest at the rate which is the sum of the Prime Rate and one percent per annum. On (i) the first day of the month following the month in which any Loan is disbursed and on the first day of each month after such date and (ii) with respect to the principal amount so due, on the date on which any principal amount is due under this Agreement (each a "Payment Date") , Borrower shall pay to Lender the amount of interest which shall have accrued during the calendar month (or portion of such calendar month, as applicable) immediately preceding such Payment Date.

                 (b) Borrower shall on the date of this Agreement pay Lender a loan fee in the amount of $45,000.

                 (c) Interest payable under this Agreement shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

         2.3     Principal Repayment.

                 (a) Borrower shall repay the principal amount of the Loans as follows:

                          (i)     unless the maturity date of the Working
Capital Facility is extended as provided in Section 2.8 below, the entire principal amount of the Working Capital Facility shall be due and payable, together with all accrued but unpaid interest thereon, on or before June 1, 1997.

                          (ii)    the principal amount of each Loan made as a
part of the Acquisition Facility shall be due and payable, together with all accrued but unpaid interest thereon, as follows:

                                  (A)      with respect to any Loan made to
acquire any commercial property, irrespective of whether such commercial

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property is an Approved Commercial Property, on or before the date which is 18 months from the date on which such Loan was made; and

                                  (B)      with respect to any Loan made to
acquire any residential property, irrespective of whether such residential property is an Approved Residential Property, on or before the date which is 12 months from the date on which such Loan was made.

                 (b) Borrower shall prepay the principal amount of each Loan made pursuant to the Acquisition Facility, together with all accrued but unpaid interest thereon, (i) with respect to each commercial property acquired with such Loan, irrespective of whether such commercial property is an Approved Commercial Property, upon the Sale of such commercial property; and (ii) with respect to each residential property acquired with such Loan, irrespective of whether such residential property is an Approved Residential Property, (A) the Sale of such residential property if such property is sold in one unit or (B) on the date of the Sale of each unit of such residential property in an amount to be agreed upon for such unit by Lender and Borrower upon the making of the Loan for such residential property if less than the entire residential property is Sold. The amounts to be repaid upon the sale of units of the Initial Stock Pledge Properties are set forth on Exhibit "C" to this Agreement.

                 (c) To the extent not already payable in accordance with this Section 2.3 (or payable earlier in accordance with the Loan Documents) , all principal, accrued but unpaid interest and any other amounts outstanding under the Loan Documents shall be due and payable in full on the date of the maturity of the last Loan outstanding under this Agreement.

                 (d) If at any time (i) the aggregate principal amount of all Loans outstanding exceeds the lesser of $6,000,000 or the Borrowing Base,
(ii) the aggregate amount of Loans outstanding under the Working Capital Facility exceeds $1,000,000, (iii) the aggregate amount of Loans outstanding under the Acquisition Facility exceeds $5,000,000 or (iv) the aggregate amount of Loans made with respect to the stock of the Pledged Corporations exceeds the lesser of 50% of the aggregate amount of all Loans outstanding or $1,800,000, then Borrower shall immediately prepay the Loans (together with accrued interest on the amount prepaid) in the amount of such excess.

                 (e) Borrower may prepay any portion of the Loans on any Payment Date. So long as no Event of Default or Potential Event of Default has occurred and is continuing, Borrower may designate the Loan or Loans to which any prepayment is to be applied.

         2.4 Manner of Payment. All payments received by Lender later than 1:00 p.m. (Los Angeles time) shall be considered received on the following business day. Receipt of a check for any payments in

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and of itself shall not constitute payment.  Subject to Section 2.3 (e), Lender may apply any payments made pursuant to the terms of this Agreement and the other Loan Documents in such order as it shall determine in its sole and absolute discretion.

         2.5     Evidence of Debt.

                 (a) Borrower's indebtedness resulting from all Loans made from time to time shall be evidenced by the Note.

                 (b) The books and accounts of Lender shall be conclusive evidence, absent manifest error, of the amounts of all Loans, repayments, interest, fees and other charges advanced, due, outstanding or paid pursuant to this Agreement.

         2.6 Overdue Payments. Except as otherwise expressly provided in this Agreement, any amount payable under this Agreement or any other Loan Document which is not paid when due (whether as a result of maturity, acceleration or otherwise) shall bear interest, payable on demand, at a rate equal to the sum of the Prime Rate plus five percent per annum.

         2.7 Release of Liens. At the request of Borrower, on any Release Date, Lender shall release liens securing the Loans on specified collateral ("Release Collateral") subject to and upon compliance with all of the following terms and conditions:

                 (a) no Event of Default or Potential Event of Default shall have occurred and be continuing;

                 (b) Borrower shall have given to Lender at least 10 days' prior written notice of its desire to effect the release of specified Release Collateral, which notice shall designate (i) the Release Collateral and (ii) a date (the "Release Date"), not less than 10 nor more than 30 days after the date of such notice, as the date upon which the release is to be effected;

                 (c) Lender is satisfied the amount of the Loans outstanding immediately following the proposed release and any accompanying payment will not be greater than the lesser of (i) $6,000,000 and (ii) the amount of the Borrowing Base; and

                 (d) on or prior to the Release Date, Borrower shall have complied with such requirements as Lender may reasonably establish in connection with the release of the Release Collateral, including: (i) if Lender so requires, furnishing to Lender endorsements to one or more of its Title Policies, which endorsements shall insure that the insurance provided by the Title Policies so endorsed shall not be impaired by the release of such Release Collateral; and (ii) payment to Lender of all of its costs and expenses, including any legal, recording and title fees incurred in connection with the release.

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         2.8     Extension of Commitment Termination Date and Maturity of
Working Capital Facility. Lender agrees to extend the Commitment Termination Date and the maturity date of the Working Capital Facility as set forth in
Section 2.3(a)(i) above, subject to Lender's receipt, not later than May 1, 1997, of written notice from Borrower requesting such extension to a date not later than June 1, 1998 subject, however, to satisfaction of all of the following conditions not later than June 1, 1997 (the "Extension Date"):

                 (a) all covenants and obligations of Borrower and the Guarantors under this Agreement or any of the other Loan Documents shall have been performed and all representations and warranties contained in this Agreement shall be true as of the Extension Date;

                 (b) no Event of Default or Potential Event of Default shall have occurred and be continuing;

                 (c) Lender shall have determined to its satisfaction that no material adverse change has occurred in the (i) net operating income or sales, as applicable, of the Approved Properties; (ii) physical and economic condition of the Approved Properties; or (iii) business, financial condition and management of Borrower, the Guarantors or the Pledged Corporations;

                 (d) Borrower shall have executed and delivered to Lender an amendment to this Agreement or other documents satisfactory to Lender evidencing such extension;

                 (e) Borrower shall have delivered to Lender such other documents and assurances as Lender shall require, including, without limitation, if requested by Lender, an endorsement to the Title Policies, at Borrower's expense, assuring Lender that the extension will not affect the priority of Lender's lien on any Approved Properties encumbered by the Deed of Trust;

                 (f) Borrower shall have paid to Lender an extension fee in the amount to be determined by Lender; and all of Lender's costs and expenses, including any legal, recording and title fees incurred in connection with the extension; and

                 (g) between the date of this Agreement and the Extension Date, either (i) no Loan shall have ever been made under the Working Capital Facility; or (ii) all Loans made under the working Capital Facility shall have been repaid and no amounts shall be outstanding under the Working Capital Facility for a period of not less than 30 consecutive days.



                                  ARTICLE III
               LOAN ADVANCES, APPROVALS AND CONDITIONS TO LENDING

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         3.1     Requests for Loans.  A request for a Loan shall be in writing in the form of the Loan Request attached as Exhibit "B" to this Agreement. Borrower shall not request a Loan more than once per week. Borrower shall not request a Loan sooner than 45 days before the Loan is to be made if such Loan is to be the initial Loan relating to a property which is proposed to be an Approved Property, and not sooner than 10 days before the Loan is to be made if no property is required to be considered for approval as an Approved Property in connection with such Loan.

         3.2 Lender Evaluation. In order to determine if a property is an Approved Property, Lender shall perform its customary underwriting procedures for making loans secured by real property, including, without limitation:

                 (a) an audit of the revenues, expenses, net operating income and other financial performance of the property;

                 (b) a review of the occupancy, tenants and leases of the property;

                 (c) a review of appraisal, engineering and environmental inspections and reports, including the physical nature and attributes of the property, the construction and state of repair and appearance and any potential environmental problems;

                 (d) a market analysis, including review of the location of the property, and all matters relating to continued economic viability of such property and existing or potential competition;

                 (e) a review of Borrower's management and improvement plans for the property; and

                 (f) legal due diligence, including review of the state of title as disclosed by preliminary reports and related documents.

Borrower agrees to cooperate with Lender and to furnish to Lender at Borrower's expense all documents and reports and information which Lender may require in order to conduct and complete its evaluation of each property proposed by Borrower to be an Approved Property.

         3.3     Approval or Disapproval.

                 (a) Lender will (subject to Borrower's submission of the materials and other information required by this Agreement and Borrower's continued full cooperation in connection with Lender's evaluation) perform and conclude its evaluation of a property within 30 days after receipt of a Loan Request (the "Evaluation Period"). The approval or disapproval of any property shall be within Lender's sole and absolute discretion and is subject, among

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other things, to compliance by Borrower with the provisions of this Agreement and review and approval by Lender's Senior Loan Committee. If Lender shall not have approved a property as an Approved Property before the expiration of the Evaluation Period, such property shall be deemed not approved.

                 (b)      Notwithstanding any other provision of this
Agreement:

                          (i)     no property may be an Approved Commercial
Property if it requires construction or otherwise does not have a valid certificate of occupancy or similar occupancy permit or if such property is of a specialized or single-purpose nature and not readily adaptable to general office, retail or industrial uses;

                          (ii)    no property may be an Approved Residential
Property if it requires construction or otherwise does not have a valid certificate of occupancy or similar occupancy permit, except that Lender may approve planned-unit or tract-housing properties involving the sale of units whose construction is not less than 90% complete if Borrower submits a completion plan satisfactory to Lender; and

                          (iii)   Lender will not approve a property to be an
Approved Property if the priority of Lender's lien on such property pursuant to the Deed of Trust is to be other than first or second.

                 (c) If Lender shall have approved a property as an Approved Property but Borrower shall not have qualified (including satisfaction of all conditions precedent) for disbursement of, and shall not have consummated disbursement of, the initial Loan for such Approved Property within 120 days after Lender has notified Borrower that such property has become an Approved Property, then, at Lender's election, such property shall cease to be an Approved Property until Lender shall have conducted such re-evaluations and re-audits of such property on a current basis, as Lender may require and shall have re-approved such property as an Approved Property as provided above (Lender retaining the right, upon such re-evaluation and re-audit, not to re-approve such property). Regardless of whether Borrower thereafter requests any further Loans, the approval by Lender of any Loan requested by Borrower shall obligate Borrower to promptly and diligently fulfill any conditions to such Loan that were not fulfilled or waived by Lender at the time such Loan was made.

         3.4 Approved Properties. Following Lender's underwriting review and approval by Lender's Senior Loan Committee, Lender shall notify Borrower of the conditions precedent to a property's becoming an Approved Property and the disbursement of a Loan or Loans with respect to such property.

         3.5     Conditions to Initial Loan.  Lender's obligation to make

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the initial Loan shall be subject to the satisfaction of the conditions precedent set forth in this Section 3.5 not later than March 31, 1996.

                 (a) Loan Documents. Lender shall have received the following originally executed Loan Documents, in form and substance satisfactory to Lender:

                          (i)     this Agreement, the Note, the Deed of Trust,
the Environmental Indemnity, the Stock Pledge Agreement together with the applicable original shares of each Pledged Corporation and stock powers endorsed in blank and the Guaranty; and

                          (ii)    one or more UCC-1 financing statements.

                 (b) Borrower and Guarantors. Lender shall have received the following concerning Borrower and each Guarantor, in form and substance satisfactory to Lender: (i) a copy of each such person's bylaws certified to be true and complete by such person's Authorized Representative; (ii) a copy of each such person's articles of incorporation and any amendments, certified by the California Secretary of State; (iii) a recent good-standing certificate regarding each such person issued by the California Secretary of State; (iv) a certificate of each such person's Authorized Representative, including a copy of resolutions, indicating that each such person is authorized to execute and deliver the Loan Documents to which such person is a party and to perform its obligations under such Loan Documents; (v) a certificate with respect to the incumbency and signature of each such person's Authorized Representative; and
(vi) such other documents as Lender shall reasonably request with respect to any such person's existence and authorization.

                 (c) The Initial Properties. Lender shall have received the following concerning the Initial Deed of Trust Properties and Initial Stock Pledge Properties, as applicable, in form and substance satisfactory to Lender:

                          (i)     (A) an ALTA Extended Coverage Policy of Title
Insurance with such endorsements as Lender may require, issued by a title insurer approved by Lender, insuring the Deed of Trust to be a second-priority lien on the Initial Deed of Trust Properties, in an insured amount acceptable to Lender, free and clear of all liens, encumbrances, conditions, restrictions and other exceptions to title except for Permitted Encumbrances, and otherwise in form and content satisfactory to Lender; and (B) copies of the current owner's policies of title insurance insuring each Pledged Corporation's ownership of its Initial Stock Pledge Property;

                          (ii) a recent "as built" survey of each of the
Initial Properties prepared and certified to Lender pursuant to ALTA and ACSM standards by a surveyor or engineer satisfactory to

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Lender and in any event depicting dimensions, building and other details required by Lender or which may be necessary to insure that there are no encroachments (on or off such Initial Deed of Trust Property) , building code or zoning violations or other physical violations of Property Laws affecting any such Initial Deed of Trust Property or other physical defects affecting marketability or insurability of any Initial Deed of Trust Property;

                          (iii)   appraisals satisfactory to Lender by Lender's
appraiser or another appraiser approved by Lender showing the current value of the Initial Properties;

                          (iv)    recent environmental audit reports prepared
by a consultant acceptable to Lender showing the absence of Hazardous Materials on or about the Initial Properties;

                          (v)     evidence that the Initial Properties comply
with all Property Laws and Borrower has obtained all Permits necessary for the ownership, maintenance and operation of the Initial Properties, including, without limitation, a valid certificate of occupancy for each Initial Deed of Trust Property;

                          (vi)    evidence that the insurance required by
Section 2.11 of the Deed of Trust is in effect and that insurance from insurers, in amounts and of kinds satisfactory to Lender is in effect with respect to the Initial Stock Pledge Properties;

                          (vii)   if requested by Lender, with respect to each
of the Initial Deed of Trust Properties, copies of the all of the leases of space; a current rent roll; operating statements showing the revenues, expenses and net operating income for the shorter of three years or the period of Borrower's ownership; any projections requested by Lender; and a budget for capital expenditures;

                          (viii)  with respect to each of the Initial Stock
Pledge Properties, a sales plan, including sales materials, prices and anticipated absorption, for the units in such Initial Stock Pledge Property; any projections requested by Lender; and a budget for capital expenditures;

                          (ix)    evidence that the Initial Properties do not
lie within flood hazard areas;

                          (x)     an engineering or inspection report from an
engineer or inspector satisfactory to Lender of the structural and mechanical details and other physical attributes of the improvements of the Initial Properties;

                          (xi)    evidence that no litigation, investigation or
like matter is pending or threatened by or before any court, regulatory agency or investigative body contesting or seeking to limit, affect or impair any Permit or which might otherwise have a material adverse affect on any Initial Property or Borrower's or any Pledged Corporation's ability to own or operate any Initial Property;

                          (xii)   copies of all of the loan documents relating
to financing secured by a lien on any Initial Property;

                          (xiii)  with respect to each Pledged Corporation, the
articles of incorporation, bylaws and a recent good-standing certificate; and such financial statements of a recent date as Lender shall request.

                 (d) Other Conditions Precedent. Lender shall have received the following, in form and substance satisfactory to Lender:

                          (i)     the results of a search of the California
Secretary of State's UCC records concerning Borrower and the Guarantors;

                          (ii)    such financial statements of Borrower and the
Guarantors and Borrower's affiliates as Lender shall require;

                          (iii)   an opinion of counsel to Borrower and the
Guarantors satisfactory to Lender concerning the existence and power of Borrower and the Guarantors, the due authorization, execution, delivery and enforceability of the Loan Documents and such other matters as Lender shall require;

                          (iv)    a loan fee in the amount of $45,000 and the
payment of all of Lender's costs of closing the Loan, including, without limitation, appraisal, legal, title, recording, inspection, investigation, escrow and filing costs; and

                          (v)     such other documents, agreements,
certificates and assurances as Lender shall require.

         3.6 Conditions to All Loans. Lender's obligation to make any Loan (including the initial Loan) is subject to all of the following conditions precedent:

                 (a) Lender shall not have previously made a Loan in the week in which Borrower is proposing a Loan to be made;

                 (b)      the Loan shall be in an amount not less than $100,000
;

                 (c) the Loan, when aggregated with all outstanding Loans, shall not exceed the amount set forth in Section 2.1 above;

                 (d) there shall exist no Event of Default or Potential Event of Default;

                 (e) Lender is satisfied that no material adverse change in the business or financial condition or management of Borrower, the Guarantors, any Pledged Corporation or any Approved Property has occurred;

                 (f) no Approved Property has suffered any material damage by fire or other casualty and no condemnation, adverse zoning or usage change proceedings have been commenced or threatened;

                 (g) all of the representations and warranties given by Borrower and the Guarantors in the Loan Documents shall be deemed to have been made on each date that a Loan is made and such representations and warranties shall be true on such date; and

                 (h) no law, regulation, ordinance, moratorium, injunctive proceeding, restriction or similar matter has been enacted, adopted or threatened by any federal, state or local government or any board, authority, commission, agency or department asserting jurisdiction over the subject matter if the result of such law, regulation, ordinance, moratorium, injunctive proceeding, restriction or like matter would have the effect, in Lenders's reasonable judgment, of materially and adversely affecting the expected benefits to be gained by Borrower or any Pledged Corporation, as applicable, in connection with any Approved Property or by Lender in connection with the Loans for any reason, including, without limitation, Borrower's or any Pledged Corporation's being prohibited or delayed in converting any Approved Properties to uses other than their present use or otherwise.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES


         Borrower makes the representations and warranties set forth in this
Article IV to Lender.

         4.1 Existence. Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Each Guarantor and each Pledged Corporation is a corporation duly organized, validly existing and in good standing under the laws of California.

         4.2 Power. Borrower and each of the Guarantors has all necessary corporate power to enter into the Loan Documents to which each is a party and perform its obligations under such Loan Documents.

         4.3 Enforceability of Loan Documents. The Loan Documents to which Borrower is a party have been duly executed and delivered by

Borrower and are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms. The Guaranty and Environmental Indemnity have been duly executed and delivered by the Guarantors and are the legal, valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their respective terms. The Stock Pledge Agreement has been duly executed and delivered by K-W Properties and is the legal, valid and binding obligation of K-W Properties, enforceable against K-W Properties in accordance with its terms.

         4.4 Approvals. (a) Borrower, the Guarantors and the Pledged Corporations have obtained all material approvals, licenses, exemptions and other authorizations from, and has accomplished all material filings, registrations and qualifications with, all applicable governmental authorities that are necessary for the transaction of their business; (b) Borrower and each Pledged Corporation have obtained all Permits necessary to the ownership, occupation, operation and maintenance of the Approved Properties; and (c) no authorization or approval or other action by, and no notice to or filing with any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower or the Guarantors of the Loan Documents to which it is any of them is a party.

         4.5 No Conflict. Borrower's execution and delivery of, and its performance of its obligations under, the Loan Documents to which it is a party do not and will not conflict with (a) any (i) contractual or legal restriction or obligation, or (ii) court or regulatory order, binding on or affecting Borrower, or (b) any restriction contained in any of Borrower's constituent or governing documents.

         4.6 Pending Litigation or Other Proceedings. There is no pending or, to the knowledge of Borrower, threatened action, proceeding or investigation before any court, governmental agency or arbitrator against or affecting Borrower, any Guarantor, any Pledged Corporation, any Approved Property or any of Borrower's other assets which, if decided adversely to Borrower, would materially and adversely affect the financial condition of Borrower, such Guarantor, such Pledged Corporation or of any of Borrower's assets, including, without limitation, any Approved Property, or would materially and adversely affect the present or future ability of Borrower to perform its obligations under the Loan Documents to which it is a party.

         4.7 Solvency. None of Borrower, any Guarantor or any Pledged Corporation is insolvent and none of them will be rendered insolvent by the transactions contemplated by the Loan Documents. After giving effect to such transactions, none of Borrower, any Guarantor or any Pledged Corporation will be left with an unreasonably small amount of capital with which to engage in its business or undertakings, nor will Borrower, any Guarantor or any Pledged Corporation have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature.

         4.8 No Liens. There are no material liens or encumbrances upon or with respect to any Approved Property except the liens of property taxes and assessments which are not yet due and payable and the liens and encumbrances shown, in the case of Approved Properties owned by Borrower, on the Title Policies, or in the case of Approved Properties owned by Pledged Corporations, on the Pledged Corporations' owners' policies of title insurance (the "Permitted Encumbrances").

         4.9 Title. Borrower and the Pledged Corporations, as applicable, have good, marketable-and indefeasible title to the Approved Properties which they purport to own, free and clear of all material encumbrances except the Permitted Encumbrances. The Deed of Trust, when properly recorded in the Official Records of the county where the relevant Approved Property is located, together with the Uniform Commercial Code financing statement executed by Borrower in connection with the security interest granted pursuant to the Deed of Trust, when properly filed with the California Secretary of State, will create, respectively, (a) a valid, perfected second-priority lien on the "Real Property" (as defined in the Deed of Trust), subject only to Permitted Encumbrances, and (b) a valid, perfected second-priority security interest in the "Personal Property" (as defined in the Deed of Trust) to the extent such a lien may be perfected by such a filing, subject only to Permitted Encumbrances. The Deed of Trust, as it may be modified from time to time in connection with the encumbrance of additional Approved Properties, or any other deed of trust delivered pursuant to this Agreement in connection with the encumbrance of additional Approved Properties, when properly recorded in the Official Records of the county where such additional Approved Property is located, together with any Uniform Commercial Code financing statements executed by Borrower in connection with the delivery of such modification or additional deed of trust, when properly filed with the California Secretary of State, will create, respectively, (a) a valid and perfected lien on the real property encumbered by the Deed of Trust, as modified, or such additional deed of trust, of the priority shown in the Title Policy or any endorsement delivered in connection with such modification or additional deed of trust, subject only to Permitted Encumbrances, and (b) a valid and perfected security interest in the personal property encumbered by the Deed of Trust, as modified, or such additional deed of trust, of the same priority as the lien on the related real property to the extent such a lien may be perfected by such a filing, subject only to Permitted Encumbrances. Except for any Permitted Encumbrance or any lien which has been "insured around" to the satisfaction of Lender, there are no liens or claims for work, labor or materials affecting any Approved

Property. The Permitted Encumbrances do not materially adversely impair Borrower's or the relevant Pledged Corporation's, as applicable, current use and operation of any of any Approved Property or otherwise materially adversely impair Borrower's ability to perform any of its obligations under the Loan Documents.

         4.10    Taxes.

                 (a) Borrower, the Guarantors and the Pledged Corporations have filed all required federal, state and local tax returns. Borrower, the Guarantors and the Pledged Corporations have paid all federal, state and local taxes due (including any interest and penalties) other than taxes being promptly and actively contested in good faith and by appropriate proceedings. Borrower, the Guarantors and the Pledged Corporations have established and are maintaining adequate reserves for tax liabilities (including contested liabilities) in accordance with generally accepted accounting principles.

                 (b) Borrower and the Pledged Corporations have paid and discharged all installments for the payment of "Impositions" (as defined in the Deed of Trust) due to date, and all other material taxes, levies, maintenance charges, utilities charges or any other governmental or private assessment or charge, imposed against, affecting or relating to the each Approved Property other than those which have not become due, together with any fine, penalty, interest or cost for non-payment pursuant to such returns or pursuant to any assessments received by it.

         4.11    Laws.

                 (a) Borrower, the Guarantors and the Pledged Corporations are in material compliance with all laws, regulations and court orders applicable to them and their business, including all state and federal securities laws.

                 (b) Each Approved Property complies in all material respects with all Property Laws affecting such Approved Property. Neither Borrower nor any Pledged Corporation has received any written notification or threat of any actions or proceedings regarding the noncompliance or nonconformity of any Approved Property with Property Laws or Permits, nor are Borrower or any Pledged Corporation otherwise aware of any such pending actions or proceedings.

         4.12 Liability for Hazardous Materials. Except as disclosed in the documents set forth on Exhibit "D" to this Agreement, neither Borrower nor any Pledged Corporation has any liability, contingent or otherwise, under any Hazardous Materials Law or with respect to any activity involving Hazardous Materials on or about any Approved Property.

         4.13 Hazardous Materials Activity. Except as disclosed in the documents set forth on Exhibit "D" to this Agreement, there exists no activity involving Hazardous Materials on or about any Approved Property in violation of any Hazardous Materials Law and Borrower or any Pledged Corporation has not caused or, to the knowledge of Borrower, permitted to occur any condition which may cause a release of any Hazardous Materials in violation of any Hazardous Materials Law on or about any Approved Property. Borrower is not aware of any occurrence or condition on any real property adjoining or in the vicinity of any Approved Property that could cause such Approved Property to be classified as "border-zone property" under the provisions of California Health and Safety Code, Sections 25220 et seq. or any related regulation, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of such Approved Property under any Hazardous Materials Laws.

         4.14 Hazardous Materials Laws. Except as disclosed in the documents set forth on Exhibit I'D" to this Agreement, none of Borrower, any Pledged Corporation or, to the knowledge of Borrower, any other party, has been or is involved in operations at any Approved Property which could reasonably be expected to lead to (a) the imposition of liability on Borrower or the applicable Pledged Corporation under any Hazardous Materials Law, or on any subsequent or former owner of such Approved Property, or (b) the creation of a lien on such Approved Property under any Hazardous Material Law. Neither Borrower nor any Pledged Corporation has permitted any tenant or occupant of any Approved Property to engage in any activity that could reasonably be expected to impose a claim or liability under any Hazardous Material Law on such tenant or occupant, on Borrower, any Pledged Corporation or on any other subsequent or former owner of such Approved Property.

         4.15 No Option or Other Rights. No option to purchase, right of first refusal or similar right exists with respect to any Approved Property.

         4.16 Insurance. Borrower has complied with all of the requirements of Section 2.11 of the Deed of Trust with respect to insurance. The Approved Properties owned by the Pledged Corporations are insured in substantial compliance with the terms of Section 2.11 of the Deed of Trust.

         4.17 Encroachments. None of the improvements located on any Approved Property encroach upon the property of any other person nor lie outside of the boundaries and building restriction lines of such Approved Property and no improvement located on property adjoining such Approved Property lies within the boundaries of or in any way encroaches upon such Approved Property.

         4.18 Independent Unit. (a) Each Approved Property is an independent unit which does not rely on any drainage, sewer, access, parking, structural or other facilities located on any property not included in such Approved Property or on public or utility easements for the fulfillment of any zoning, building code or other requirement of any governmental authority that has jurisdiction over such Approved Property; (b) Borrower, directly or indirectly, has the right to use all amenities, easements, public or private utilities, parking, access routes or other items necessary or currently used for the operation of each Approved Property; (c) all public utilities are available at the boundaries of each Approved Property in sufficient quantities to support the ordinary use of such Approved Property; and (d) each Approved Property is either (i) contiguous to or (ii) benefits from an irrevocable unsubordinated easement permitting access from such Approved Property to a physically open, dedicated public street, and has all necessary permits for ingress and egress. No building or other improvement not located on any Approved Property relies on any part of such Approved Property to fulfill any zoning requirements, building code or other governmental or municipal requirements for structural support or to furnish to such building or improvement any essential building systems or utilities.

         4.19 No Contractual Defaults. There are no material defaults by Borrower or any Pledged Corporation or, to Borrower's knowledge, by any former owner or any other person under any material contract to which Borrower or any Pledged Corporation is a party relating to any Approved Property, including, without limitation, any management, rental, service, supply, security, maintenance or similar contract. None of Borrower or any Pledged Corporation or, to Borrower's knowledge, any former owner has received notice or has any knowledge of any existing circumstances in respect of which it could receive any notice of default or breach in respect of any material contracts affecting or concerning any Approved Property.

         4.20 Non-Foreign Person. Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform Lender that the withholding of tax is not required upon the disposition of a United States real property interest by Borrower, Borrower certifies the following:

                 (a) Borrower is not a non-resident alien, a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

                 (b) Borrower's United States taxpayer identification number is 95-4364537; and

                 (c) Borrower's office address is 530 Wilshire Blvd., Suite 101, Santa Monica, California 90401.

Borrower understands that Lender may disclose this certification to the Internal Revenue Service and that any false statement contained in this certification could be punished by fine, imprisonment, or both.

         4.21 Financial Position. The financial statements and all financial data delivered to Lender relating to Borrower, the Guarantors, the Pledged Corporations and the Approved Properties are true, correct and complete in all material respects. Such financial statements fairly present the financial position of the parties or properties who are their subjects as of the dates indicated. No material adverse change has occurred in such financial position since the date of such financial statements, and, except for the Loans, Borrower has incurred no indebtedness since the date of any such statements.

         4.22 Disclosure. None of Borrower's representations or warranties contained in this Agreement or any other document, certificate or written statement furnished to Lender by or on behalf of Borrower, any Guarantor or any Pledged Corporation contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in this Agreement or in such other document, certificate or written statement (when taken in their entirety) not misleading. There is no fact known to Borrower which materially or adversely affects the business, operations, assets or condition (financial or otherwise) of Borrower, any Guarantor, any Pledged Corporation or any Approved Property which has not been disclosed in this Agreement or in another written statement delivered to Lender by Borrower.

         4.23 ERISA. Borrower has not incurred any material accumulated funding deficiency within the meaning of ERISA, and has not incurred any material liability to the Pension Benefit Guaranty Company ("PBGC") in connection with any employee benefit plan subject to the provisions of ERISA or other class of benefit that PBGC has elected to insure.


                                   ARTICLE V
                                   COVENANTS

         While any obligation of Borrower under the Loan Documents remains outstanding, Borrower shall comply with the following covenants.

         5.1 Organization and Status of Borrower. Borrower shall, and shall cause each of its subsidiaries to, maintain its corporate existence and all licenses and permits relating thereto in good standing in every jurisdiction in which the nature of its business makes qualification necessary or where failure to qualify would have a material adverse effect on its financial condition or the performance of its obligations under the Loan Documents.

         5.2 Compliance with Laws. Borrower shall, and shall cause each of its subsidiaries to, remain in compliance in all material respects with all laws and requirements applicable to its business, including all applicable federal and state securities laws, and obtain all authorizations, consents, approvals, orders, licenses, exemptions from, and accomplish all filings or registrations or qualifications with, any governmental agency that are necessary for the transaction of its business.

         5.3 Compliance with Requirements. Borrower shall, and shall cause each Pledged Corporation to, comply with all Property Laws affecting or relating to any Approved Property, and obtain and maintain all necessary Permits with respect to each of the Approved Properties.

         5.4 Governmental Approvals. Borrower shall deliver to Lender from time to time at Lender's request, in form and substance satisfactory to Lender, evidence that Borrower and each Pledged Corporation has complied with all applicable laws, ordinances, regulations and other requirements of any governmental agency relating to the Approved Properties, including, without limitation, all Permits and Property Laws, and that all consents and approvals of any governmental agency required as of the date of such request have been regularly and finally received with respect to any Approved Property.

         5.5 Books and Records. Borrower shall, and shall cause each of its subsidiaries to, maintain full and complete books of account and other records reflecting the results of its operations and the operations of each Approved Property, in accordance with generally accepted accounting principles applied on a consistent basis, and permit Lender and its agents, at all reasonable times and from time to time, to inspect and copy any such books and records.

         5.6 Maintenance of Approved Parcels. Borrower shall, and shall cause each Pledged Corporation to, maintain each of the Approved Properties in good condition and repair; take precautions against the occurrence of damage thereto; and not permit any waste with respect to any Approved Property.

         5.7 Notice of Certain Matters. Borrower shall give notice to Lender, promptly upon learning thereof, of each of the following:

                 (a) any litigation or claim of any kind affecting or relating to any Approved Property and involving an amount in excess of $50,000; and any litigation or claim of any kind that might subject Borrower to liability in excess of $100,000, whether covered by insurance or not;

                 (b) any material dispute between Borrower or any Pledged Corporation and any governmental agency relating to any Approved Property;

                 (c) any threat or commencement of proceedings in condemnation or eminent domain relating to any Approved Property;

                 (d) any trade name hereafter used by Borrower or any change in Borrower's principal place of business;

                 (e) the occurrence of any Event of Default or Potential Event of Default and Borrower's plans for curing same;

                 (f) the existence of any lien or encumbrance other than a Permitted Encumbrance on any Approved Property;

                 (g) the existence of any "reportable event" as defined in ERISA; and

                 (h) any other event or condition causing a material adverse change in the financial condition of Borrower, any Guarantor or any Pledged Corporation.

         5.8 Leases. Upon Lender's request, Borrower shall promptly deliver to Lender copies of any lease of all or any portion of any Approved Property now or later executed.

         5.9 Further Assurances. Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all documents, and take all actions, required by Lender from time to time to confirm the rights created or now or hereafter intended to be created under the Loan Documents and the transactions contemplated thereunder, to maintain, protect, perfect and further the validity, priority and enforceability of the Loan Documents and all liens on any Approved Property or other collateral for Borrower's obligations under the Loan Documents, to subject to the Loan Documents any property intended by the terms of any Loan Document to be covered by such Loan Documents.

         5.10 Taxes. Borrower shall, and shall cause each of its subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed on it, on its income or profits or on any of its property prior to the date on which penalties attach thereto.

         5.11 Net Worth. Borrower's Tangible Net Worth at December 31, 1995 shall not be less than $8,200,000. Borrower shall maintain a Tangible Net Worth in each calendar quarter thereafter of not less than $9,500,000.

         5.12    Information.

                 (a)      Borrower shall deliver the following information to
Lender:

                         (i)     as soon as available and in any event not later
than 90 days following the end of each fiscal year of Borrower, a consolidated and consolidating balance sheet of Borrower as of the end of such year and consolidated and consolidating statements of income, shareholders' equity and cash flow of Borrower for such year, setting forth in each case in comparative form corresponding consolidated and consolidating figures from the preceding fiscal year and certified in accordance with generally accepted accounting principles by independent certified public accountants satisfactory to Lender, together with Borrower's report to the Securities and Exchange Commission on Form 1OK;

                          (ii)    as soon as available and in any event within
60 days after the end of each of the first three quarters of each fiscal year of Borrower, a consolidated and consolidating balance sheet of Borrower as of the end of such quarter and the related consolidated and consolidating statement of income of Borrower for such quarter and the portion of Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding portion of Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation and preparation in accordance with generally accepted accounting principles by the chief financial officer of Borrower, together with Borrower's report to the Securities and Exchange Commission on Form 10Q;

                          (iii)   simultaneously with delivery of each set of
financial statements referred to in Sections 5.12(a) (i) and (ii) above, a certificate of the chief financial officer of Borrower stating whether there exists on the date of such certificate any Event of Default or Potential Event of Default, setting forth the details thereof and the action that Borrower is taking or proposes to take with respect thereto;

                          (iv)    as soon as available and in any event within
30 days after the end of each calendar quarter, (i) an operating statement for each Approved Commercial Property, showing revenues, operating expenses and net operating income for each such property for such quarter and that portion of the calendar year ended at the end of such quarter, setting forth in comparative form the figures for the corresponding portion of the previous calendar year; and (ii) a rent roll for each Approved Commercial Property as of the end of such quarter, in each case together with a certificate signed by Borrower's chief financial officer stating that such statements and rent rolls fairly present the information required;

                          (v)     as soon as available and in any event within
30 days after the end of each calendar month, (A) with respect to each Approved Residential Property in which units are being sold, a report concerning the sales of units during such month; and (B) a report of the existence and amounts of outstanding liens against the Approved Properties as of the end of such month; and

                          (vi)    such other information concerning Borrower,
the Guarantors, the Pledged Corporations and the Approved Properties, as Lender shall reasonably request.

                 (b) If Borrower fails to furnish promptly any information or report required by Section 5.12 (a) above or any other person fails to furnish promptly any information or report required by any other provision of any of the Loan Documents, or if Lender reasonably determines such reports to be unacceptable, Lender may elect (in addition to exercising any other right or remedy it has under the Loan Documents) to make an audit of all the books and records of Borrower, the Guarantors and the Pledged Corporations and to prepare the information or report which Borrower failed to deliver. Such audit shall be performed and such information or report shall be prepared by an independent firm of certified public accountants to be selected by Lender. Borrower shall pay all expenses of the audit and other related services.

         5.13 Appraisals. Borrower, upon reasonable notice and during regular business hours, shall make the Approved Properties it owns, and shall cause the Pledged Corporations to make the Approved Properties owned by the Pledged Corporations, available to Lender and Lender's agents for inspection and appraisal from time to time. Borrower shall pay for the cost of one such appraisal of each Approved Property annually.

         5.14 Escrow. Borrower shall, and shall cause its subsidiaries and affiliates to, exercise its good faith efforts to use Lender's escrow services department for all sales of, or units in, its properties when such use would be reasonably convenient to the parties to the escrow.


                                   ARTICLE VI
                               EVENTS OF DEFAULT


         6.1 Events of Default. The occurrence of any of the following shall be an "Event of Default":

                 (a) Borrower's failure to pay when due any installment of principal or interest under this Agreement or any other sum required to be paid by the terms of any Loan Document;

                 (b) Borrower's failure to observe or perform its obligations under Section 2.5(a) of the Deed of Trust or to maintain the insurance required to be maintained under Section 2.11 of the Deed of Trust, the occurrence of any "Transfer" (as defined in the Deed of Trust) in violation of Section 2.14 of the Deed of Trust or the failure of Borrower to cooperate in making any Approved Property available for inspections or "Tests and Studies" (as defined in the Deed of Trust) in violation of the provisions of

Section 2.16 of the Deed of Trust or available for appraisals in violation of
Section 5.13 above;

                 (c) the failure of Borrower, within 30 days following written notice from Lender, to observe or perform any covenant or other agreement contained in any Loan Document (other than the covenants or agreements referred to above in Sections 6.1(a) and (b)); provided, however, that the notice and 30-day grace period set forth above shall be applicable only to a failure to observe or perform any covenant or other agreement which is reasonably susceptible of being cured; provided further, that should Borrower be unable to cure its failure within such 30-day period despite beginning to cure such failure promptly after receipt of notice and prosecuting such attempt diligently during such 30-day period, the cure period shall be extended an additional 30 days so long as Borrower continues diligently to prosecute the cure during such additional period;

                 (d) any written representation, warranty or financial statement given by Borrower or any Guarantor shall have been untrue in any material respect when given;

                 (e) the occurrence of a default under any of the Loan Documents and the failure of any such default to be cured during the permitted time, if any, for such cure;

                 (f) Borrower, any Guarantor or any Pledged Corporation shall be unable or shall admit in writing its inability to pay its debts when due, or shall make an assignment for the benefit of creditors; or any of them shall apply for or consent to the appointment of any receiver, trustee or similar officer for such person or for all or any substantial part of such person's property; or any of them shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation, or similar proceedings relating to such person under the laws of any jurisdiction;

                 (g) if a receiver, trustee or similar officer shall be appointed for Borrower, any Guarantor or any Pledged Corporation, or for all or any substantial part of any such person's property without the application or consent of such person, and such appointment shall continue undischarged for a period of 60 days (whether or not consecutive); or any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings shall be instituted (by petition, application or otherwise) against any such person and shall remain undismissed for a period of 60 days (whether or not consecutive);

                 (h) any Approved Property or all or any material part of the assets of Borrower, any Guarantor or any Pledged Corporation shall become subject to attachment, execution or judicial seizure (whether by enforcement of money judgment, by writ or warrant of attachment, or by any other process) in an amount greater than $25,000;

                 (i) Borrower or any Pledged Corporation, as applicable, shall be in default in the payment of any indebtedness or the performance of any other obligation secured by a lien on any Approved Property and such default is not cured within the time, if any, specified for such a cure in any applicable agreement; and

                 (j) any of the Loan Documents shall cease to be a valid, binding and enforceable obligation of the person purported to be bound; or the lien of the Deed of Trust or any Loan Document securing any of Borrower's obligations shall cease to be a valid, enforceable and perfected lien on the property it purports to encumber of the priority intended by Lender at the time such property was encumbered; or Borrower shall assert such cessation or failure in writing.

         7.2 Remedies upon Default. Upon the occurrence of any Event of Default, Lender may, at its option, do any of the following:

                 (a)      terminate its obligation to make any Loans;

                 (b) declare the principal of all amounts owing under the Loan Documents, together with all accrued interest thereon and all other amounts owing in connection therewith, to be immediately due and payable, regardless of any other specified maturity or due date, without notice of default, presentment or demand for payment, notice or demand of any kind, and without the necessity of prior recourse to any security; provided, that any Event of Default with respect to Borrower described in Sections 7.1(f) or (g) shall automatically, without declaration or other action on Lender's part, cause all such amounts to be immediately due and payable without notice or demand;

                 (c) if the Event of Default may be cured by the payment of money, Lender may (but shall not be obligated) to make such payment from its own funds; provided, that the making of such payment by Lender shall not be deemed to cure such Event of Default, and that the same shall not be cured unless and until Borrower reimburses Lender for such payment. If Lender advances its own funds for such purposes, the funds advanced shall be considered advances under the Note and shall be secured by the applicable Loan Documents, notwithstanding that such advances may cause the total amount advanced under this Agreement to exceed the aggregate face amount of the Note or the amount committed to be advanced pursuant to this Agreement; and

                 (d) exercise any of its rights under the Loan Documents, including the right to foreclose on any security, and exercise any other rights with respect to any security, whether under the Loan Documents or as provided by law, all in such order and in such manner as Lender in its sole discretion may determine.

       7.3 Cumulative Remedies; No Waiver. Lender's remedies under the Loan Documents are cumulative and shall be in addition to all rights and remedies provided by law or in equity from time to time. The exercise by Lender of any right or remedy shall not constitute a cure or waiver of any default, nor invalidate any notice of default or any act done pursuant to any such notice, nor prejudice Lender in the exercise of any other right or remedy. No waiver by Lender of any default shall be implied from any omission by Lender to take action on account of such default if such default persists or is repeated. No express waiver by Lender of any default shall affect any default other than the default expressly waived, and any such express waiver shall be operative only for the time and to the extent of any Loan Document shall be construed as a waiver of any subsequent breach of the same covenant, term or condition. Lender's consent to or approval of any act by Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary Lender's consent to or approval of any subsequent act.


                                  ARTICLE VIII
                                 MISCELLANEOUS

       8.1 Notices. Any notice, demand or request required under this Agreement shall be given in writing at the addresses set forth below by personal service; telecopy; overnight courier; or registered or certified, first class mail, return receipt requested.

                 If to Borrower:

                             Kennedy-Wilson, Inc.
                             530 Wilshire Blvd., Suite 101
                             Santa Monica, California 90401
                             Attention: William J. McMorrow
                             Fax No.: (310) 314-8514

                     If to Lender:

                             East-West Bank
                             415 Huntington Drive
                             San Marino, California 91108
                             Attention: Donald Chow or Kathleen Kwan
                             Fax No.: (818) 441-3035


Such addresses may be changed by notice to the other parties given in the same manner as required above. Any notice, demand or request shall be deemed received as follows: (i) if sent by personal service, at the time such personal service is effected;

(ii) if sent by telecopy, upon the sender's receipt of a confirmation report generated by the sender's telecopier indicating receipt by the recipient's telecopier; (iii) if sent by overnight courier, on the business day immediately following deposit with the overnight courier; and (iv) if sent by mail, 48 hours following deposit in the mail.

         8.2 Governing Law. All questions with respect to the construction of this Agreement and the rights and liabilities of the parties to this Agreement shall be governed by the laws of the State of California.

         8.3 Binding on Successors. This Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of each of the parties to this Agreement.

         8.4     Attorneys' Fees.

                 (a) Borrower shall reimburse Lender for all reasonable attorneys' fees, costs and expenses, incurred by Lender in connection with the enforcement of Lender's rights under this Agreement and each of the other Loan Documents, including, without limitation, reasonable attorneys' fees, costs and expenses for trial, appellate proceedings, out-of-court negotiations, workouts and settlements or for enforcement of rights under any state or federal statute, including, without limitation, reasonable attorneys' fees, costs and expenses incurred to protect Lender's security and attorneys' fees, costs and expenses incurred in bankruptcy and insolvency proceedings such as (but not limited to) seeking relief from stay in a bankruptcy proceeding. The term "expenses" means any expenses incurred by Lender in connection with any of the out-of-court, or state, federal or bankruptcy proceedings referred to above, including, without limitation, the fees and expenses of any appraisers, consultants and expert witnesses retained or consulted by Lender in connection with any such proceeding.

                 (b) Lender shall also be entitled to its attorneys' fees, costs and expenses incurred in any post-judgment proceedings to collect and enforce the judgment. This provision is separate and several and shall survive the merger of this Agreement into any judgment on this Agreement.

         8.5 Counterparts. This Agreement may be executed in any number of original counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one instrument. The original signature page of any counterpart may be detached from such counterpart and attached to any other counterpart identical to such counterpart (except having additional signature pages executed by other parties to this Agreement) without impairing the legal effect of any such signature(s).

         8.6 Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement and understanding between the parties in respect of the subject matter of this Agreement and supersede all prior agreements and understandings with respect to such subject matter, whether oral or written.

         8.7 Waivers. Waiver by Lender of any term, covenant or condition under this Agreement or the Loan Documents, or of any default by Borrower under this Agreement or the Loan Documents, or any failure by Lender to insist upon strict performance by Borrower of any term, covenant or condition contained in this Agreement or the Loan Documents, shall be effective or binding on Lender only if made in writing by Lender; no such wavier shall be implied from any omission by Lender to take action with respect to any such term, covenant, condition or default. No express written waiver by Lender of any term, covenant, condition or default shall affect any other term, covenant, condition or default or cover any other time period than the application of any such term, covenant or condition to the matter as to which a waiver has been given or the default or time period specified in such express waiver. This Agreement may be amended only by an instrument in writing signed by the parties to this Agreement.

         8.8 Severability. If any part of this Agreement is declared invalid for any reason, such shall not affect the validity of the rest of the Agreement. The other parts of this Agreement shall remain in effect as if this Agreement had been executed without the invalid part. The parties declare that they intend and desire that the remaining parts of this Agreement continue to be effective without any part or parts that have been declared invalid.

         8.9     Relationship; Indemnity; No Third Parties Beneficiaries.

                 (a) The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender; and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party with respect to any Approved Property. Notwithstanding any other provision of the Loan Documents: (i) Lender is not, and shall not be construed as, a partner, joint venturer, alter-ego, manager, controlling person or other business associate or participant of any kind of Borrower and Lender does not intend ever to assume such status; (ii) Lender's activities in connection with the Loan Documents shall not be "outside the scope of the activities of a lender of money" within the meaning of California Civil Code Section 3434, as amended or recodified from time to time, and Lender does not intend ever to assume any responsibility to any person for the quality, suitability, safety or condition of any Approved Property; and (iii) Lender shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrower. Lender shall not be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from the occupancy or use of, any Approved Property, whether caused by or arising from:
(i) any defect in any building, structure, grading, fill, landscaping or other improvements on any Approved Property or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of Borrower or any of Borrower's agents, employees, independent contractors, licensees or invitees; (iii) any accident on or about any Approved Property or any f ire, flood or other casualty or hazard thereon unless such event shall occur after Lender has completed a foreclosure on an Approved Property and neither Borrower nor any affiliate of Borrower is the then owner, either legal or beneficial, of such Approved Property and no act or omission of Borrower shall in any way be related to such event; (iv) the failure of Borrower, any of Borrower's licensees, employees, invitees, agents, independent contractors or other representatives to maintain any Approved Property in a safe condition; and (v) any nuisance made or suffered on any part of any Approved Property unless such event shall occur after Lender has completed a foreclosure on such Approved Property and neither Borrower nor any affiliate of Borrower is the then owner, either legal or beneficial, of such Approved Property and no act or omission of Borrower shall in any way be related to such event.

                 (b) Borrower indemnifies and agrees to hold Lender harmless from any damages resulting from any construction of the relationship of the parties to this Agreement other than as set forth above due to the actions, admissions or statements of Borrower. Lender is under no obligation to supervise, inspect or inform Borrower or any third party of any aspect of the work of construction or any other matter referred to in this Agreement.
Any inspection or review made by Lender is made for the purpose of determining whether or not the obligations of Borrower under this Agreement are being properly discharged; and neither Borrower nor any third party shall be entitled to rely upon any such inspection or review.

                 (c) This Agreement is made and entered into for the sole protection and benefit of Lender and Borrower. All conditions of the obligations of Lender to make advances under this Agreement are imposed solely and exclusively for the benefit of Lender and may be freely modified by Lender with the concurrence of Borrower or waived by Lender in whole or in part at any time if in its sole discretion it deems it advisable to do so. No person other than Borrower shall have standing to require Lender to make any Loan advances or to be a beneficiary of this Agreement or of any of the advances to be made under this Agreement.

         8.10 Expenses. Borrower shall pay promptly all costs, charges, and expenses incurred by Lender in connection with the Loan, including, without limitation, commitment fees, loan fees, service charges, title charges, tax and lien service charges, costs of inspection, costs of consulting engineers, recording fees, processing fees, appraisal fees, attorneys' fees, real property taxes and assessments and insurance premiums, and any fees in consideration of Lender's commitment to provide the Loan.


                                        EAST-WEST BANK, a California banking
                                        corporation

                                        By:   /s/DONALD CHOW
                                           --------------------------------
                                                 Donald Chow, Senior Vice
                                                 President


                                        KENNEDY-WILSON, INC., a Delaware
                                        corporation

                                        BY:  /s/WILLIAM J. MCMORROW
                                           --------------------------------
                                                William J. McMorrow, President

                              SCHEDULE OF EXHIBITS


         Exhibit A        Initial Deed of Trust and Initial Stock Pledge Properties

         Exhibit B        Form of Loan Request

         Exhibit C        Unit Repayment Amounts for Initial Stock Pledge Properties

         Exhibit D        List of Documents Disclosing Soil Contamination at 2730 Wilshire Blvd.

                       SECOND AMENDMENT TO LOAN AGREEMENT


         THIS SECOND AMENDMENT TO LOAN AGREEMENT is entered into as of April 24, 1996 by KENNEDY-WILSON, INC. , a Delaware corporation ("Borrower") , and EAST-WEST BANK, a California banking corporation ("Lender").

                                    RECITALS

         A. Borrower and Lender entered into the Loan Agreement dated as of March 12, 1996 (the "Loan Agreement") in which Lender agreed to make a loan to Borrower of up to $6, 000, 000. The Loan Agreement was amended by a letter agreement between Borrower and Lender dated March 29, 1996.

         B. Borrower and Lender desire to amend the Loan Agreement further.

                                   AGREEMENT

         1. Amendment. The Loan Agreement is amended by deleting the "and" at the end of Section 7. 1 (i) , replacing the period at the end of
Section 7.1(j) with "; and" and adding the following as Section 7.1(k):

         (k) an "Event of Default" (as defined in the Deed of Trust dated as of April 24, 1996 between Borrower and Lender) shall have occurred and be continuing.

         2. Full Force. Other than as set forth above, all provisions of the Loan Agreement remain unmodified and in full force and effect.


                                       EAST-WEST BANK, a California banking
                                       corporation

                                       By: /s/DONALD CHOW
                                           -------------------------------------
                                              Donald Chow, Senior Vice
                                              President


                                       KENNEDY-WILSON, INC., a Delaware
                                       corporation


                                       By: /s/WILLIAM J. MCMORROW
                                          --------------------------------------
                                              William J. McMorrow, President

                       THIRD AMENDMENT TO LOAN DOCUMENTS
                          AND CONFIRMATION OF GUARANTY


         THIS THIRD AMENDMENT TO LOAN DOCUMENTS is entered into as of October ___, 1996 by KENNEDY-WILSON, INC., a Delaware corporation ("Borrower"), KENNEDY-WILSON INTERNATIONAL, a California corporation ("KWI") , K-W PROPERTIES, a California corporation ("KWP," and together with KWI, the "Guarantors") , and EAST-WEST BANK, a California banking corporation ("Lender").

                                    RECITALS

         A. Borrower and Lender entered into a Loan Agreement dated as of March 12, 1996 in which Lender agreed to provide a credit facility in the amount of $6,000,000 to Borrower for working capital and acquisition purposes (as modified as provided in the next sentence, the "Loan Agreement") . The Loan Agreement was amended by the letter agreement between Borrower and Lender dated March 29, 1996, and the Second Amendment to Loan Agreement dated April 24, 1996 between Borrower and Lender. All terms used in this Amendment without being defined are have the meanings given them in the Loan Agreement.

         B. The Loans are evidenced by the Note. The performance of Borrower's obligations under the Loan Agreement and Note is secured by the Deed of Trust which was recorded on March 27, 1996 as Instrument No. 96-480603 in
the Official Records of Los Angeles County.    The Deed of Trust currently
encumbers three properties located in Los Angeles County.

         C. Borrower and Lender desire to enter into this Amendment to increase the amount of Loans available to Borrower under the Loan Documents and to make other modifications to the Loan Documents, all on the terms and conditions set forth in this Amendment.

                                   AMENDMENT

         1. Amendment to Loan Agreement. The Loan Agreement is amended as follows:

                 (a) On the effective date of this Amendment, Lender shall release the lien of the Stock Pledge Agreement on all "Collateral" (as defined in the Stock Pledge Agreement) , Lender shall no longer accept stock in Pledged Corporations as collateral security for the Loans and the Borrowing Base shall include only collateral encumbered pursuant to the Deed of Trust. Accordingly, the terms "Initial Stock Pledge Properties," "Pledged Corporation" and "Stock Pledge Agreement" are deleted from the Loan Agreement.

                 (b) The definition of "Borrowing Base" is deleted and restated as follows:

                 "Borrowing Base" means the positive difference between (a) 85% of the value of each Approved Property as determined by Lender's most recent appraisal made in accordance with Section 5.13 and (b) the aggregate amount of monetary liens encumbering such Approved Property (but not including any lien in favor of Lender) ; provided, however, that the amount which may be included in the Borrowing Base with respect to an Approved Property which was acquired with the proceeds of a Loan but which became an Approved Property subsequent to such acquisition, shall be limited to the positive difference between (a) 85% of the value of the Approved Property as determined by Lender's most recent appraisal made in accordance with Section 5.13 and (b) the sum of (A) the aggregate amount of monetary liens encumbering such Approved Property (but not including any lien in favor of Lender) and
         (B) the amount of the Loan outstanding which was made to acquire such Approved Property.

                 (c)      The amount "$6,000,000" stated in clause (a) of
Section 2.1, Section 2.3(d) (i) and in Section 2.7(c) shall be "$8,000,000" and the amount "$5,000,000" stated in the third sentence of Section 2.1 and in
Section 2.3(d) (iii) shall be "$7,000,000."

                 (d) The third sentence of Section 2.1 is deleted and restated as follows: "An amount of the Loans not greater than $7,000,000 may be used only for the acquisition of interests in real property by Borrower or an affiliate of Borrower or for such other purposes as Lender shall approve at the time of making a Loan (the 'Acquisition Facility')."

                 (e)      A subsection (C) shall be added to Section 2.3(a)
(ii) as follows: "with respect to any Loan not included within subsections 2.3
(a) (ii) (A) or (B) above, at such time as Lender shall specify at the time of making the Loan."

         2. Amendment to Note. The principal amount of the Note is $8,000,000.

         3. Confirmation of Guaranty. Guarantors acknowledge that they have reviewed the Loan Documents, as amended by this Amendment and the Amendment to Deed of Trust of this date between Borrower and Lender and they are aware that the amount available to be borrowed by Borrower under the Loan Agreement is being increased from $6,000,000 to $8,000,000. Guarantors agree to guaranty the increased amount in accordance with the terms of the Guaranty, that the waivers, acknowledgements and other agreements are applicable to such increased amount and that the Guaranty remains in full force and effect, enforceable against Guarantors in accordance with its terms.

         4. Full Force and Effect. Borrower represents that it has no rights of setoff relating to or defenses against payment of the

Loans in accordance with the terms of the Loan Agreement and, except as provided in this Amendment, the Loan Documents remain unmodified and in full force and effect.

         5. Entire Agreement. This Amendment constitutes the entire agreement and understanding among the parties with respect to the subject matter of such amendment and supersedes all prior agreements and understandings with respect to such subject matter, whether oral or written.



                                  EAST-WEST BANK, a California banking
                                  corporation


                                  By: /s/DONALD CHOW
                                     -------------------------------------------
                                           Donald Chow, Senior Vice
                                           President


                                  KENNEDY-WILSON, INC., a Delaware
                                  corporation


                                  By: /s/WILLIAM J. MCMORROW
                                     -------------------------------------------
                                         William J. McMorrow, President


                                  KENNEDY-WILSON INTERNATIONAL,  a
                                  California corporation

                                  By: /s/WILLIAM J. MCMORROW
                                     -------------------------------------------
                                         William J. McMorrow
                                         President


                                  K-W    PROPERTIES,    a     California
                                  corporation


                                  By: /s/WILLIAM J. MCMORROW
                                     -------------------------------------------
                                         William J. McMorrow
                                         Vice President

                       FOURTH AMENDMENT TO LOAN DOCUMENTS
                          AND CONFIRMATION OF GUARANTY


         THIS FOURTH AMENDMENT TO LOAN DOCUMENTS is entered into as of November ___, 1996 by KENNEDY-WILSON, INC., a Delaware corporation ("Borrower"), KENNEDY-WILSON INTERNATIONAL, a California corporation ("KWI"), K-W PROPERTIES, a California corporation ("KWP," and together with KWI, the "Guarantors"), and EAST-WEST BANK, a California banking corporation ("Lender").

                                    RECITALS

         A. Borrower and Lender entered into a Loan Agreement dated as of March 12, 1996 in which Lender agreed to provide a credit facility in the amount of $6,000,000 to Borrower for working capital and acquisition purposes (as modified as provided in the next sentence, the "Loan Agreement"). The Loan Agreement was amended by the letter agreement between Borrower and Lender dated March 29, 1996, the Second Amendment to Loan Agreement dated April 24, 1996 between Borrower and Lender and the Third Amendment to Loan Documents and Confirmation of Guaranty dated as of October ___, 1996. All terms used in this Amendment without being defined have the meanings given them in the Loan Agreement.

         B. The Loans are evidenced by the Note. The performance of Borrower's obligations under the Loan Agreement and Note is secured by the Deed of Trust, which was recorded on March 27, 1996 as Instrument No. 96-480603 in the Official Records of Los Angeles County. The Deed of Trust currently encumbers three properties located in Los Angeles County.

         C. Borrower and Lender desire to enter into this Amendment to increase the amount of Loans available to Borrower under the Loan Documents and to make other modifications to the Loan Documents, all on the terms and conditions set forth in this Amendment.

                                   AMENDMENT

         1. Amendment to Loan Agreement. The Loan Agreement is amended as follows:

                 (a)      The amount "$8,000,000" stated in clause (a) of
Section 2.1, Section 2.3(d)(i) and in Section 2.7(c) shall be "$8,500,000" and the amount "$7,000,000" stated in the third sentence of Section 2.1 and in
Section 2.3(d)(iii) shall be "$7,500,000."

                 (b) The third sentence of Section 2.1 is deleted and restated as follows: "An amount of the Loans not greater than $7,500,000 may be used only for the acquisition of interests in real property by Borrower or an affiliate of Borrower or for such other purposes as Lender shall approve at the time of making a Loan (the 'Acquisition Facility')."

         2. Amendment to Note. The principal amount of the Note is $8,500,000.

         3. Confirmation of Guaranty. Guarantors acknowledge that they have reviewed the Loan Documents, as amended by this Amendment and the Amendment to Deed of Trust of this date between Borrower and Lender and they are aware that the amount available to be borrowed by Borrower under the Loan Agreement is being increased from $8,000,000 to $8,500,000. Guarantors agree to guaranty the increased amount in accordance with the terms of the Guaranty, that the waivers, acknowledgements and other agreements are applicable to such increased amount and that the Guaranty remains in full force and effect, enforceable against Guarantors in accordance with its terms.

         4. Negative Pledge. Borrower acknowledges that the aggregate amount of Loans currently outstanding exceeds the Borrowing Base and that Lender is in the process of taking a lien on property located in Hawaii owned by Borrower's affiliate, Vista Waikoloa Group (the "Hawaii Property"), as well as two office properties located at 1131 Wilshire Blvd. and 1304 15th Street in Santa Monica (the Hawaii Property and such office properties, collectively, the "Property"). Borrower agrees, except in the ordinary course of selling units in the Vista Waikoloa Property, not to transfer, sell, encumber, lease, pledge, mortgage or permit a lien to exist on any of the Property. Borrower further agrees on November 30, 1996 to repay the Loans in accordance with Section 2.3(d)(i) of the Loan Agreement if on such date the aggregate amount of Loans outstanding exceeds the Borrowing Base.

         5. Other Amendments. All of the other Loan Documents are modified as necessary to reflect the modifications to the Loan Agreement and Note. All references in any of the Loan Documents to "Loan Agreement," "Note," or otherwise shall be to the Note and Loan Agreement as modified hereby, including to the Loan Agreement and Note in their increased principal amount.

         6. Full Force and Effect. Borrower represents that it has no rights of setoff relating to or defenses against payment of the Loans in accordance with the terms of the Loan Agreement and, except as provided in this Amendment, the Loan Documents remain unmodified and in full force and effect.

         7. Entire Agreement. This Amendment constitutes the entire agreement and understanding among the parties with respect to the subject matter of such amendment and supersedes all prior agreements and understandings with respect to such subject matter, whether oral or written.

                                  EAST-WEST BANK, a California banking
                                  corporation

                                  By: /s/DONALD CHOW
                                     -------------------------------------------
                                         Donald Chow, Senior Vice
                                         President


                                  KENNEDY-WILSON, INC., a Delaware
                                  corporation

                                  By: /s/WILLIAM J. MCMORROW
                                     -------------------------------------------
                                         William J. McMorrow, President


                                  KENNEDY-WILSON INTERNATIONAL, a
                                  California corporation

                                  By: /s/WILLIAM J. MCMORROW
                                     -------------------------------------------
                                         William J. McMorrow, President


                                  K-W PROPERTIES, a California
                                  corporation

                                  By: /s/William J. McMorrow
                                    --------------------------------------------
                                         William J. McMorrow
                                         Vice President

                       FIFTH AMENDMENT TO LOAN DOCUMENTS
                          AND CONFIRMATION OF GUARANTY


         THIS FIFTH AMENDMENT TO LOAN DOCUMENTS is entered into as of January 30, 1997 by KENNEDY-WILSON, INC., a Delaware corporation ("Borrower"), KENNEDY-WILSON INTERNATIONAL, a California corporation ("KWI"), K-W PROPERTIES, a California corporation ("KWP," and together with KWI, the "Guarantors"), and EAST-WEST BANK, a California banking corporation ("Lender").

                                    RECITALS

         A. Borrower and Lender entered into a Loan Agreement dated as of March 12, 1996 in which Lender agreed to provide a credit facility in the amount of $6,000,000 to Borrower for working capital and acquisition purposes (as modified as provided in the next sentence, the "Loan Agreement"). The Loan Agreement was amended by the letter agreement between Borrower and Lender dated March 29, 1996, the Second Amendment to Loan Agreement dated April 24, 1996 between Borrower and Lender, the Third Amendment to Loan Documents and Confirmation of Guaranty dated as of October 1, 1996 and the Fourth Amendment to Loan Documents and Confirmation of Guaranty dated as of November 5, 1996. All terms used in this Amendment without being defined have the meanings given them in the Loan Agreement.

         B. The Loans are evidenced by the Note. The performance of Borrower's obligations under the Loan Agreement and Note is secured by the Deed of Trust, which was recorded on March 27, 1996 as Instrument No. 96-480603 in the Official Records of Los Angeles County. The Deed of Trust currently encumbers two properties located in Los Angeles County.

         C. Borrower and Lender desire to enter into this Amendment to increase the amount of Loans available to Borrower under the Loan Documents and to make other modifications to the Loan Documents, all on the terms and conditions set forth in this Amendment.

                                   AMENDMENT

         1. Amendment to Loan Agreement. The aggregate amount of credit available under the Loan Agreement and Note shall increase from the present $8,500,000 to $10,000,000 as follows: the amount of the Working Capital Facility shall increase from its present $1,000,000 to $2,000,000 and shall be an unsecured loan such that the Borrowing Base shall have no relevance to the amount of the Working Capital Facility available to the Borrower; and the Acquisition Facility shall be increased from its present $7,500,000 to $8,000,000. The availability of the Acquisition Facility shall continue to be subject to the amount of the Borrowing Base and all of the other existing terms of the Loan

Agreement, as amended below. In furtherance of the foregoing, the Loan Agreement is specifically amended as follows:

                 (a) The first four sentences of Section 2.1 are deleted and restated as follows:

         "Lender agrees, on the terms and conditions set forth in this Agreement, to make Loans available to Borrower from the date of this Agreement to the Commitment Termination Date and to maintain any such Loans outstanding on the Commitment Termination Date until they are required to be repaid pursuant to Section 2.3 below. The aggregate amount of Loans outstanding at any time shall not exceed $10,000,000. An amount of the Loans not greater than $2,000,000 may be used only for the working capital needs of K-W International (the 'Working Capital Facility'). An amount of the Loans not greater than the lesser of (a) $8,000,000 and (b) the Borrowing Base may be used only for the acquisition of interests in real property by Borrower or an affiliate of Borrower (the 'Acquisition Facility')."

                 (b)      Section 2.3(d) is deleted and restated as follows:

         "If at any time (i) the aggregate principal amount of all Loans outstanding exceeds the amount of $10,000,000, (ii) the aggregate amount of Loans outstanding under the Working Capital Facility exceeds $2,000,000, or (iii) the aggregate amount of Loans outstanding under the Acquisition Facility exceeds the lesser of $8,000,000 and the Borrowing Base, then Borrower shall immediately prepay the Loans (together with all interest accrued on the amount prepaid) in the amount of such excess."

                 (c)      Section 2.7(c) is deleted and restated as follows:

         "Lender is satisfied that the aggregate amount of Loans outstanding under the Acquisition Facility immediately following the proposed release and any accompanying payment will not be greater than the lesser of (i) $8,000,000 and (ii) the amount of the Borrowing Base; and"

                 (d) The provisions of Article III shall continue to apply to Borrower's application for a Loan and Lender's disbursement of such a Loan from the Acquisition Facility. Lender will make a Loan under the Working Capital Facility within three business days of Borrower's delivery of a written request for such Loan and a certification that upon Lender's making such Loan
(i) no more than $2,000,000 will be outstanding under the Working Capital Facility and (ii) no Potential Event of Default or Event of Default has occurred and is continuing or would occur by reason of Lender's making such Loan. Section 3.6 will remain applicable to all Loans made under bot the Working Capital Facility and the Acquisition Facility.

                 (e)      The following is added as Section 5.15:

         "Borrower shall not, and shall not permit its subsidiaries to, create, incur or suffer to exist any unsecured 'Indebtedness' (as defined below) other than amounts owing to Lender under the Working Capital Facility. 'Indebtedness' means (a) all indebtedness for borrowed money or for the deferred purchase price of property or services, and
         (b) all obligations of Borrower or any of its subsidiaries directly or indirectly to guarantee any unsecured Indebtedness, invest in any person or entity for the purpose of assuring the payment of any unsecured Indebtedness of that person or otherwise assure a creditor of the payment of any unsecured Indebtedness of any person or entity."

         2.      Amendment to Note.

                 (a)      The principal amount of the Note is $10,000,000.

                 (b) The first sentence of Section 2 of the Note is deleted and restated as follows:

         "Repayment of that portion of this Note which evidences 'Loans' outstanding under the 'Acquisition Facility' (as both are defined in the Loan Agreement) is secured by a Deed of Trust, Security Agreement, Assignement of Leases and Rents and Fixture Filing (the 'Deed of Trust') of this date executed by Maker for the benefit of Payee encumbering certain real property, and by other security evidenced by agreements, financing statements, instruments and documents executed concurrently with this Note or from time to time after this date executed and delivered by or on behalf of Maker to Payee."

         3.      Working Capital Facility Cleanup.  Borrower acknowledges that
Section 2.8(g) of the Loan Agreement provides that one of the conditions to Lender's agreement to extend the term of the Working Capital Facility, which matures on June 1, 1997, is that before the Extension Date all Loans made under the Working Capital Facility shall have been repaid and no amounts shall be outstanding under the Working Capital Facility for a period of not less than 30 consecutive days.

         4. Confirmation of Guaranty. Guarantors acknowledge that they have reviewed and consent to the terms of the Loan Documents, as amended by this Amendment and the Third Modification of Deed of Trust and Loan Documents of this date between Borrower and Lender and they are aware that the amount available to be borrowed by Borrower under the Loan Agreement is being increased to $10,000,000. Guarantors agree to guaranty the increased amount in accordance with the terms of the Guaranty, that the waivers, acknowledgements and other agreements are applicable to such increased amount and that the Guaranty remains in full force and effect, enforceable against Guarantors in accordance with its terms.

         5. Other Amendments. All of the other Loan Documents are modified as necessary to reflect the modifications to the Loan Agreement and Note. All references in any of the Loan Documents to "Loan Agreement," "Note," or otherwise shall be to the Note and Loan Agreement as modified hereby, including to the Loan Agreement and Note in their increased principal amount.

         6. Full Force and Effect. Borrower represents that it has no rights of setoff relating to or defenses against payment of the Loans in accordance with the terms of the Loan Agreement and, except as provided in this Amendment, the Loan Documents remain unmodified and in full force and effect.

         7. Entire Agreement. This Amendment constitutes the entire agreement and understanding among the parties with respect to the subject matter of such amendment and supersedes all prior agreements and understandings with respect to such subject matter, whether oral or written.

         8. Loan Fee and Expenses. In consideration of the increased amount of credit made available under the Loan Agreement by Lender and Lender's modification of the Loan Documents by this Amendment, Borrower shall pay to Lender a loan and modification fee in the amount of $10,000. Such fee has been earned in full by Lender, shall not be applied to the principal amount of any Loans outstanding and is nonrefundable. Borrower further agrees, on Lender's demand, to pay all costs and expenses incurred by Lender in connection with this Amendment and the investigation and approval of any assets proposed by Borrower to be Approved Properties, whether or not Lender grants such approval, including without limitation, the fees and related costs of Lender's legal counsel, the cost of obtaining increased amounts of title insurance and any endorsements to the Title Policies necessitated or deemed desirable by Lender in connection with this Amendment or Lender's acceptance of any additional Approved Properties and all appraisal, title, recording, inspection, engineering and related costs. Borrower authorizes Lender, if Lender so elects, to pay the amount of such fee and such costs to itself by making a Loan under the Loan Agreement for such amounts.


                             EAST-WEST BANK, a California banking
                             corporation

                             By: /s/DONALD CHOW, SENIOR VICE
                                ----------------------------------------------
                                    Donald Chow, Senior Vice
                                    President


                             KENNEDY-WILSON, INC., a Delaware
                             corporation

                             By: /s/WILLIAM J. MCMORROW
                                ----------------------------------------------
                                    William J. McMorrow, President


                             KENNEDY-WILSON INTERNATIONAL, a
                             California corporation


                             By: /s/WILLIAM J. MCMORROW
                                ----------------------------------------------
                                    William J. McMorrow, President


                             K-W PROPERTIES, a California
                             corporation

                             By:  /s/WILLIAM J. MCMORROW
                                ----------------------------------------------
                                     William J. McMorrow
                                     Vice President

                       SIXTH AMENDMENT TO LOAN DOCUMENTS
                          AND CONFIRMATION OF GUARANTY


         THIS SIXTH AMENDMENT TO LOAN DOCUMENTS AND CONFIRMATION OF GUARANTY is entered into as of February 3, 1997 by KENNEDY-WILSON, INC., a Delaware corporation ("Borrower"), KENNEDY-WILSON INTERNATIONAL, a California corporation ("KWI"), K-W PROPERTIES, a California corporation ("KWP"), and WESTBOROUGH COURT GROUP, INC., a California corporation ("WCG," and together with KWI and KWP, the "Guarantors"), and EAST-WEST BANK, a California banking corporation ("Lender").

                                    RECITALS

         A. Borrower and Lender entered into a Loan Agreement dated as of March 12, 1996 in which Lender agreed to provide a credit facility in the amount of $6,000,000 to Borrower for working capital and acquisition purposes (as modified as provided in the next sentence, the "Loan Agreement"). The Loan Agreement was amended by the letter agreement between Borrower and Lender dated March 29, 1996, the Second Amendment to Loan Agreement dated April 24, 1996 between Borrower and Lender, the Third Amendment to Loan Documents and Confirmation of Guaranty dated as of October 1, 1996, the Fourth Amendment to Loan Documents and Confirmation of Guaranty dated as of November 5, 1996 and the Fifth Amendment to Loan Documents and Confirmation of Guaranty dated as of January 30, 1997. All terms used in this Amendment without being defined have the meanings given them in the Loan Agreement.

         B. The Loans are evidenced by the Note. The performance of Borrower's obligations under the Loan Agreement and Note is secured by the Deed of Trust, which was recorded on March 27, 1996 as Instrument No. 96-480603 in the Official Records of Los Angeles County. The Deed of Trust currently encumbers two properties located in Los Angeles County.

         C. Borrower and Lender desire to enter into this Amendment to modify certain terms of the Loan Agreement.

                                   AMENDMENT

         1. Calculation of Borrowing Base. Lender may, from time to time in its absolute discretion, agree to include in the Borrowing Base collateral security other than Approved Properties. The terms upon which Lender accepts such collateral security and the amount which it contributes to the Borrowing Base shall be subject to agreement between Lender and Borrower at the time such collateral security is accepted by Lender. As of the date of this Sixth Amendment, Lender is accepting the following collateral security upon the following terms:

                 (a) Concurrently with Borrower's execution and delivery of this Amendment, KWP is executing and delivering a Stock Pledge Agreement to pledge all of the issued and outstanding stock of Wilshire & 7th Properties, Inc. ("W7PI"), Monarch Investors, Inc. ("MII") and K- W Hilltop, Inc. ("KWHI"). Also concurrently, W7PI is executing and delivering a Security Agreement encumbering its limited liability company interest in Downtown Properties, LLC; MII is executing and delivering a Security Agreement encumbering its limited liability company interest in Ski Monarch, LLC; and KWHI is executing and delivering a Security Agreement encumbering its limited liability company interest in Hilltop Colony, LLC. For each limited liability company referred to above, these security interests shall contribute to the Borrowing Base the amount which is the product of (i) the percentage interest in such limited liability company of the corporate member granting a security interest in such limited liability company times (ii) 50% of the positive amount, if any, derived by subtracting the liabilities of each such limited liability company from the appraised value of the real property assets owned by such limited liability company as determined by Lender from time to time.

                 (b) Also concurrently with Borrower's execution and delivery of this Amendment, Vista Waikoloa Group, Inc. ("VWGI") is executing and delivering a Security Agreement encumbering its right to receive certain proceeds. Such security interest shall contribute to the Borrowing Base 85% of the positive amount, if any, derived by subtracting the liabilities of VWGI from the appraised value of the real property assets owned by VWGI as determined by Lender from time to time.

                 (c) WCGI has executed and delivered a security Agreement granting to Lender a security interest in a secured promissory note. Such security interest shall contribute to the Borrowing Base 50% of the principal amount of such promissory note outstanding from time to time.

         2. Unsecured Debt. Borrower acknowledges that the amounts outstanding under the Note which represent Loans under the Working Capital Facility are unsecured debt of Borrower and, notwithstanding the Note's evidencing both secured and unsecured debt, the enforcement of such unsecured debt is not subject to the restrictions of California's antideficiency or one-action laws, including, without limitation, Code of Civil Procedure Sections 580a, 580b, 580d or 726.

         3. Confirmation of Guaranty. Guarantors acknowledge that they have reviewed and consent to the terms of the Loan Documents, as amended by all amendments thereto, including as amended by this Sixth Amendment, and they are aware that the amount available to be borrowed by Borrower under the Loan Agreement has been increased to $10,000,000. Guarantors agree to guaranty the increased amount in accordance with the terms of the Guaranty, that the waivers, acknowledgements and other agreements are applicable to such increased amount and that the Guaranty remains in full force and effect, enforceable against Guarantors in accordance with its terms.

         4. Other Amendments. All of the other Loan Documents are modified as necessary to reflect the modifications to the Loan Agreement. All references in any of the Loan Documents to "Loan Agreement" shall be to the Loan Agreement as modified hereby.

         5. Full Force and Effect. Borrower represents that it has no rights of setoff relating to or defenses against payment of the Loans in accordance with the terms of the Loan Agreement and, except as provided in this Amendment, the Loan Documents remain unmodified and in full force and effect.

         6. Entire Agreement. This Amendment constitutes the entire agreement and understanding among the parties with respect to the subject matter of such amendment and supersedes all prior agreements and understandings with respect to such subject matter, whether oral or written.

         7. Loan Fee and Expenses. Borrower agrees, on Lender's demand, to pay all reasonable costs and expenses incurred by Lender in connection with this Amendment, the additional security being provided to Lender concurrently with this Amendment, investigation and approval of any assets proposed by Borrower to be Approved Properties, whether or not Lender grants such approval, including without limitation, the fees and related costs of Lender's legal counsel, the cost of obtaining increased amounts of title insurance and any endorsements to the Title Policies necessitated or deemed desirable by Lender in connection with this Amendment or Lender's acceptance of any additional Approved Properties and all appraisal, title, recording, inspection, engineering and related costs. Borrower authorizes Lender, if Lender so elects, to pay the amount of such fee and such costs to itself by making a Loan under the Loan Agreement for such amounts.


                             EAST-WEST BANK, a California
                             banking corporation

                             By: /s/DONALD CHOW
                                ----------------------------------------------
                                    Donald Chow, Senior Vice
                                    President



                      (Signatures continued on next page)

                     (Signatures continued from next page)


                            KENNEDY-WILSON, INC., a Delaware
                            corporation

                            By:  /s/WILLIAM J. MCMORROW
                               ------------------------------------------------
                                    William J. McMorrow, President

                            KENNEDY-WILSON INTERNATIONAL, a
                            California corporation

                            By:  /s/WILLIAM J. MCMORROW
                               ------------------------------------------------
                                    William J. McMorrow, President


                            K-W PROPERTIES, a California
                            corporation

                            By:  /s/WILLIAM J. MCMORROW
                               ------------------------------------------------
                                    William J. McMorrow
                                    Vice President


                            WESTBOROUGH COURT GROUP, INC., a
                            California corporation


                            By:  /s/WILLIAM J. MCMORROW
                               ------------------------------------------------